EXHIBIT 1.1
DIODES INCORPORATED
2,500,000 Shares
Common Stock
($0.66 2/3 Par Value)
UNDERWRITING AGREEMENT
September ___, 2005

UNDERWRITING AGREEMENT
__________ __, 2005
UBS Securities LLC
A.G. Edwards & Sons, Inc.
C.E. Unterberg, Towbin, LLC
Raymond James & Associates, Inc.
WR Hambrecht + Co, LLC
as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171
     Ladies and Gentlemen:
     Diodes Incorporated, a Delaware corporation (the “Company”), proposes to issue and sell, and Lite-On Semiconductor Corporation (the “Selling Stockholder”), a corporation organized under the laws of the Republic of China (Taiwan) (“Taiwan”), proposes to sell, to the underwriters named in Schedule A annexed hereto for whom UBS Securities LLC (“UBS”), A.G. Edwards & Sons, Inc., C.E. Unterberg, Towbin, LLC, Raymond James & Associates, Inc. and WR Hambrecht + Co, LLC (together, the “Managing Underwriters”) are acting as representatives, an aggregate of 2,500,000 shares (the “Firm Shares”) of Common Stock, $0.66 2/3 par value per share (the “Common Stock”), of the Company, of which 1,750,000 shares are to be issued and sold by the Company and 750,000 shares are to be sold by the Selling Stockholder. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 375,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.
     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-127833) including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and the documents incorporated by reference therein (each thereof, including the documents incorporated therein by reference, being herein called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” As used herein, “business day” shall mean a day on which the Nasdaq National Market (the “NASDAQ”) is open for trading.
     The Company, the Selling Stockholder and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and the Selling Stockholder agrees to sell, severally and not jointly, to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder, the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by the Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $                    per Share. The Company and the Selling Stockholder are each advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.
     In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholder for the Firm Shares. This option may be exercised by UBS on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof. Pursuant to a power of attorney, which shall be reasonably satisfactory to counsel for the Underwriters (the “Power of Attorney”), granted by the Selling Stockholder Keh-Shew Lu and Carl C. Wertz will act as representatives of the Selling Stockholder. The foregoing representatives (the “Representatives of the Selling Stockholder”) are authorized, on behalf of the Selling Stockholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by the Selling Stockholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by the Selling Stockholder in connection with the sale and public offering of the Shares, to distribute or cause to be distributed the balance of such proceeds to the Selling Stockholder, to receive notices on behalf of the Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.
     2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and the Selling Stockholder by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on                                         , 2005 (unless another time shall be agreed to by you and the Company and the Representatives of the Selling Stockholder or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
     Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
     Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Simpson Thacher & Bartlett LLP, Underwriters’ counsel at the address of its Palo Alto office, at or prior to 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.
     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, does not as of the date hereof, and will not at the time of purchase and any additional times of purchase of the Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you or on your behalf to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus; the documents incorporated by reference in the Preliminary Prospectus, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus and the Prospectus;
     (b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Registration Statement and the Prospectus entitled “Capitalization” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in the section of the Registration Statement and the Prospectus entitled “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options disclosed as outstanding in the Registration Statement and the Prospectus and the grant of employee stock options and other awards under the Company’s existing equity incentive compensation plans described in the Registration Statement and the Prospectus);

all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;
     (c) since the date on which the Company’s predecessor (“Diodes California”) was originally incorporated in California, and since the date of the Company’s reincorporation as a Delaware corporation, no person has claimed to be a holder of shares of the Company or of Diodes California, or has presented a certificate representing shares of the Company or of Diodes California, which shares the Company or Diodes California, as applicable, had no records of being issued, which shares could not be accounted for by the Company or by Diodes California, as applicable, or which shares could not be reconciled as being part of then stated outstanding share capital of the Company or Diodes California, as applicable, as of the date of such claim or presentation of such certificate;
     (d) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;
     (e) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);
     (f) the Company has no subsidiaries (as defined in the Exchange Act) other than the subsidiaries listed on Schedule B hereto (collectively, the “Subsidiaries”); the Company owns the percentage of the issued and outstanding capital stock specified on Schedule B hereto of each of the Subsidiaries; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the by-laws (or equivalent constitutive documents) of the Company and the Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase of the Shares or, if later, the additional time of purchase of the Shares; each Subsidiary has been duly incorporated or formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each

Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and the percentages of such shares reflected on Schedule B are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;
     (g) the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted;
     (h) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;
     (i) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the section of the Registration Statement and the Prospectus entitled “Description of capital stock” and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;
     (j) this Agreement has been duly authorized, executed and delivered by the Company;
     (k) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its (i) respective certificate of incorporation or by-laws (or equivalent constitutive documents), or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness or (iii) any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except for, in the case of clause (ii) or (iii) above, any breach, violation or default which would not, individually or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the certificate of incorporation or by-laws (or equivalent constitutive documents) of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;
     (l) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;
     (m) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;
     (n) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

     (o) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;
     (p) there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge, contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers in their capacities as such is a party or to which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby;
     (q) Moss Adams LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;
     (r) the audited financial statements included in and incorporated by reference into the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any financial information included in the Registration Statement and the Prospectus not prepared in accordance with United States generally accepted accounting principles complies with the requirements of Regulation G of the Exchange Act; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;
     (s) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole,

(iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;
     (t) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), substantially in the form set forth as Exhibit A hereto, of each of its directors and officers listed under the heading “Management” in the Prospectus and the Selling Stockholder;
     (u) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (v) the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except as described in the Registration Statement and the Prospectus; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;
     (w) (i) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (ii) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (iii) there is no infringement by third parties of any Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vii) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (viii) there is no prior art that may render any patent application owned by the Company of the

Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;
     (x) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;
     (y) the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and the Company and the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or, to the Company’s knowledge, affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

     (z) in the ordinary course of its business, the Company and each of the Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);
     (aa) there are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares;
     (bb) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided on the books and records of the Company and its Subsidiaries;
     (cc) the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;
     (dd) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;
     (ee) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;
     (ff) the Company and each of the Subsidiaries makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (gg) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s independent auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;
     (hh) the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;
     (ii) there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith that are applicable to them or the rules of the NASDAQ that would have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby;
     (jj) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

     (kk) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended;
     (ll) the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;
     (mm) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
     (nn) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (oo) to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security-holders, except as set forth in the Registration Statement and the Prospectus;
     (pp) neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Delaware, the State of New York, Taiwan, the People’s Republic of China (“China”) and Hong Kong;
     (qq) no relationship, direct or indirect, exists between or among the Company and the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Subsidiaries, on the other hand, which would be required to be described in the Prospectus that has not been so described therein; and
     (rr) there are no material off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources which are not disclosed or incorporated by reference in the Prospectus.
     In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.
     4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:
     (a) the Selling Stockholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of Taiwan, with corporate power and authority to own, lease and operate its properties and conduct its business in Taiwan;
     (b) the Selling Stockholder now is and at the time of delivery of the Shares will be, the lawful owner of the number of Shares to be sold by the Selling Stockholder pursuant to this Agreement and has and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares, the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;
     (c) the Selling Stockholder has and at the time of delivery of such Shares will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;
     (d) this Agreement, the Power of Attorney, and the Custody Agreement among Continental Stock Transfer & Trust Company, as custodian, and the Selling Stockholder (the “Custody Agreement”) have been duly authorized, executed and delivered by the Selling Stockholder and each is a legal, valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms;
     (e) when the Registration Statement becomes effective and at all times subsequent thereto through the latest of the time of purchase, additional time of purchase or the termination of the offering of the Shares, the Registration Statement and Prospectus, and any supplements or amendments thereto, in each case as they relate to the Selling Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (f) the Selling Stockholder has duly and irrevocably authorized the Representatives of the Selling Stockholder, on behalf of the Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by the Selling Stockholder and receive payment therefor pursuant hereto;
     (g) the sale of the Selling Stockholder’s Shares pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Prospectus;
     (h) the execution, delivery and performance of this Agreement by or on behalf of the Selling Stockholder, the sale of the Shares to be sold by the Selling Stockholder pursuant to this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the organizational documents of the Selling Stockholder, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any property or assets of the Selling Stockholder may be bound or affected, or federal, state, local or foreign law, regulation or rule, or any decree, judgment or order applicable to the Selling Stockholder;
     (i) neither the Selling Stockholder nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in and aid of execution or otherwise) under the laws of the State of New York or Taiwan; and
     (j) the Selling Stockholder has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     5. Certain Covenants of the Company. The Company hereby agrees:
     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;
     (c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);
     (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;
     (e) subject to Section 5(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

     (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;
     (g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;
     (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than __________________, 2006;
     (i) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);
     (j) to furnish to you six copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits and documents incorporated by reference therein) for distribution of a conformed copy to each of the other Underwriters;
     (k) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries;
     (l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(b) hereof;
     (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;
     (n) to use its best efforts to cause the Common Stock to be approved for quotation on the NASDAQ; and
     (o) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
     6. Certain Covenants of the Company and the Selling Stockholder. The Company and the Selling Stockholder agree with each Underwriter as follows:
     (a) the Company will pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 7 hereof or (iii) or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company and the Selling Stockholder, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information, the Custody Agreement and the Power of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Shares by the National Association of Securities Dealers, Inc. (the “NASD”), including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales force, expenses associated with the production of roadshow slides and graphics, expenses associated with any Internet roadshow, fees and expenses of any consultants engaged by the Company in connection with roadshow presentations, travel, lodging and other expenses of the officers of the Company and any such consultants, and (viii) the performance of the Company’s and the Selling Stockholder’s other obligations hereunder; provided, however, that the Underwriters have agreed to reimburse the Company for up to an aggregate of $150,000 of the Company’s expenses relating to the preparation of the Registration Statement, each Preliminary Prospectus and the Prospectus; and provided, further, however, the Selling Stockholder has agreed to reimburse the Company for a portion of the Company’s expenses relating to the foregoing as separately agreed between the Company and the Selling Stockholder; and
     (b) the Company will not issue and the Company and the Selling Stockholder will not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or in the case of the Company, file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days, or for 180 days in the case of the Selling Stockholder, after the date hereof (such 90-day period or 180-day period, as applicable, the “Lock-Up Period”), without the prior written consent of UBS, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock by the Company upon the exercise of options disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance by the Company of employee stock options or other awards not exercisable during the Lock-Up Period pursuant to the Company’s existing equity incentive compensation plans described in the Registration Statement and the Prospectus; provided, that,
     If:
(1)	during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the applicable Lock-Up Period and ends on the last day of the applicable Lock-Up Period, the Company issues a earnings release or material news or a material event relating to the Company occurs; or
(2)	prior to the expiration of the applicable Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the applicable Lock-Up Period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this paragraph will not apply if, within 3 days of the termination of the applicable Lock-Up Period, the Company delivers to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively traded securities,” as defined in Regulation M, 17 CFR 242.101(c)(1). Such notice shall be delivered in accordance with Section 13 of the Underwriting Agreement;

     7. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations here-under, the Company shall, in addition to paying the amounts described in Section 6(a) hereof, reimburse the Underwriters for all of their out of pocket expenses, including the fees and disbursements of their counsel.
     8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Selling Stockholder of its obligations hereunder and to the following additional conditions precedent:
     (a) The Company shall furnish to you at the time of purchase and, if applicable, at any additional times of purchase, an opinion of Sheppard, Mullin, Richter & Hampton LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or such additional times of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, substantially in the form set forth as Exhibit B hereto;
     (b) The Company shall furnish to you at the time of purchase and, if applicable, at any additional times of purchase, an opinion of Blackwell Sanders Peper Martin LLP, special counsel for FabTech Incorporated, addressed to the Underwriters, and dated the time of purchase or such additional times of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, substantially in the form set forth as Exhibit C hereto;
     (c) The Company shall furnish to you at the time of purchase and, if applicable, at any additional times of purchase, an opinion of Shanghai Duan & Duan Law Firm, special China counsel for the Company, and for Shanghai KaiHong Electronics Co., Ltd. and Shanghai KaiHong Technology Electronic Co., Ltd., the Subsidiaries organized under the laws of China, addressed to the Underwriters, and dated the time of purchase or such additional times of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, substantially in the form set forth as Exhibit D hereto;
     (d) The Company shall furnish to you at the time of purchase and, if applicable, at any additional times of purchase, an opinion of Huang & Partners Law Offices, special Taiwan counsel for the Company and for DII Taiwan Corporation Limited, the Subsidiary organized under the laws of Taiwan, addressed to the Underwriters, and dated the time of purchase or such additional times of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, substantially in the form set forth as Exhibit E hereto;

     (e) The Company shall furnish to you at the time of purchase and, if applicable, at any additional times of purchase, an opinion of Patrick K.M. Lam & Co., special Hong Kong counsel for the Company and for Diodes Hong Kong Limited, the Subsidiary organized under the laws of Hong Kong, addressed to the Underwriters, and dated the time of purchase or such additional times of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, substantially in the form set forth as Exhibit F hereto;
     (f) The Selling Stockholder shall furnish to you at the time of purchase an opinion of Sheppard, Mullin, Richter & Hampton LLP, U.S. counsel for the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, substantially in the form set forth as Exhibit B hereto;
     (g) The Selling Stockholder shall furnish to you at the time of purchase an opinion of Huang & Partners Law Offices, special Taiwan counsel for the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, substantially in the form set forth as Exhibit G hereto;
     (h) You shall have received from Moss Adams LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.
     (i) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, such opinion or opinions, addressed to the Underwriters, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related mattes as the Managing Underwriters may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to pass upon such matters.
     (j) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.
     (k) The Registration Statement shall become effective not later than 5:30 P.M. New York City time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

     (l) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (m) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.
     (n) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit H hereto.
     (o) You shall have received signed Lock-up Agreements referred to in Section 3(s) hereof.
     (p) The Company and the Selling Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (q) The Shares shall have been approved for quotation on NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.
     (r) The Selling Stockholder will at the time of purchase deliver to you a certificate of the Representatives of the Selling Stockholder to the effect that the representations and the warranties of the Selling Stockholder as set forth in this Agreement are true and correct as of each such date.
     9. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.
     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, which would, in UBS’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the date of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the date of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
     If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company, the Representatives of the Selling Stockholder and each other Underwriter shall be notified promptly in writing.
     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholder, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholder under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     10. Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.
     Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Stockholder agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).
     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.
     If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Under-writer to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     11. Indemnity and Contribution.
     (a) The Company and the Selling Stockholder jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term

Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares, provided, further, that the Selling Stockholder shall not be responsible for losses, damages, expenses, liabilities or claims, under this paragraph or paragraph (e) below or as a result of any breach of this Agreement, for an amount in excess of the proceeds to be received by the Selling Stockholder (before deducting expenses) from the sale of Shares hereunder. Additionally, the Company shall indemnify, defend and hold harmless the Selling Stockholder to the same extent as the Company is obligated to indemnify, defend and hold harmless the Underwriters pursuant to this Section 11(a), subject to the same limitations as set forth herein.
     If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or the Selling Stockholder pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company and the Representatives of the Selling Stockholder in writing of the institution of such Proceeding and the Company or the Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Representative of the Selling Stockholder shall not relieve the Company or the Selling Stockholder from any liability which the Company or the Selling Stockholder may have to any Underwriter or any such person or otherwise, except where such omission results in material prejudice to the Company or the Selling Stockholder that affects the rights of the Company or the Selling Stockholder. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or the Selling Stockholder in connection with the defense of such Proceeding or the Company or the Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or the Selling Stockholder (in which case the Company or the Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Selling Stockholder and paid as incurred (it being understood, however, that the Company or the Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or the Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or the Selling Stockholder, the Company or the Selling Stockholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement to the extent otherwise required by this Section 11(a). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.
     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, the Selling Stockholder and any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

     If any Proceeding is brought against the Company, the Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Selling Stockholder or any such person or otherwise, except to such extent as such Underwriter is materially prejudiced by such omission. The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.
     (c) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (d) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.
     (e) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholder, against any of the Company’s or Selling Stockholder’s officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.
     12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the second, third and last sentences of the first paragraph under the caption “Underwriting—Commissions and Discounts” and the first five paragraphs under the caption “Underwriting—Price Stabilization; Short Positions” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 11 hereof.
     13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department, with a copy to Simpson Thacher & Bartlett LLP, 3330 Hillview Avenue, Palo Alto CA 94304, Attention William B. Brentani, Esq.; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3050 E. Hillcrest Drive, Westlake Village, CA 91362, Attention: Carl C. Wertz, Chief Financial Officer; and if to the Selling Stockholder, shall be sufficient in all respects if delivered or sent to the Representatives of the Selling Stockholder at 3050 E. Hillcrest Drive, Westlake Village, CA 91362, Attention: Carl C. Wertz, Chief Financial Officer, and, in each case, with a copy sent to Sheppard, Mullin, Richter & Hampton LLP 333 South Hope Street, 48th Floor, Los Angeles, CA 90071, Attention Peter M. Menard, Esq.
     14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Selling Stockholder consents to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholder hereby consent to personal jurisdiction, service and venue in any such court and in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS, the Selling Stockholder and the

Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholder agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Selling Stockholder hereby appoints, without power of revocation, CT Corporation System, at its offices located at 111 Eighth Avenue, New York, New York 1001, as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement, and it being understood that the designation and appointment of CT Corporation System as its agent shall become effective immediately without any further action on the part of the Selling Stockholder. The Selling Stockholder represents to each Underwriter that it has notified CT Corporation System of such designation and appointment and that CT Corporation System has accepted the same. The Selling Stockholder further agrees that, to the extent permitted by law, proper service of process upon CT Corporation System (or its successors as agent for service of process) and written notice of said service to the Selling Stockholder pursuant to Section 13, shall be deemed in every respect effective service of process upon the Selling Stockholder in any such suit or proceeding. The Selling Stockholder agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters and the other persons referred to in Section 11 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Selling Stockholder or bring actions, suits or proceedings against the Selling Stockholder in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Selling Stockholder hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any New York State or U.S. federal court specified in this Section 15 and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.
     16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholder and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     18. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Selling Stockholder and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.
     19. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
     A lending affiliate of UBS may have lending relationships with issuers of securities underwritten or privately placed by UBS. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS.
     The Company and the Selling Stockholder hereby acknowledge that the Underwriters are acting solely as an underwriter in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Underwriting Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors, the Selling Stockholder or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company and the Selling Stockholder, either in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholder hereby confirm their understanding and agreement to that effect. The Company, the Selling Stockholder and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company or the Selling Stockholder regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Selling Stockholder. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Stockholder in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions.

     If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours, DIODES INCORPORATED
By:
Title:

LITE-ON SEMICONDUCTOR CORPORATION
By:
Attorney-in-Fact

Accepted and agreed to as of the
date first above written, on
behalf of themselves
and the other several Underwriters
named in Schedule A
UBS SECURITIES LLC
A.G. EDWARDS & SONS, INC.
C.E. UNTERBERG, TOWBIN, LLC
RAYMOND JAMES & ASSOCIATES, INC.
WR HAMBRECHT + CO, LLC
By: UBS SECURITIES LLC

By:
Title:

By:

Title:

SCHEDULE A

Number of
Underwriter	Firm Shares
UBS SECURITIES LLC
A.G. Edwards & Sons, Inc.
C.E. Unterberg, Towbin, LLC
Raymond James & Associates, Inc.
WR Hambrecht + Co, LLC

Total	2,500,000

S-A

SCHEDULE B

	Percentage of
	Common Stock Owned	Jurisdiction
Subsidiaries	by the Company	of Incorporation
FabTech Incorporated	100%	Delaware, U.S.A.
Shanghai KaiHong Electronics Company, Limited	95%	People’s Republic of China
Shanghai KaiHong Technology Electronic Company, Limited	95%	People’s Republic of China
DII Taiwan Corporation Limited	100%	Republic of China (Taiwan)
Diodes — Hong Kong Limited	100%	Hong Kong

S-B

EXHIBIT A
Diodes Incorporated
Common Stock
($0.66 2/3 Par Value)
_______________, 2005
UBS Securities LLC
A.G. Edwards & Sons, Inc.
C.E. Unterberg, Towbin LLC
Raymond James & Associates, Inc.
WR Hambrecht + Co, LLC
As Representatives of the several Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171
Ladies and Gentlemen:
     This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Diodes Incorporated (the “Company”), Lite-On Semiconductor Corporation and you, as Representatives of the several Underwriters named therein, with respect to the public offering (the “Offering”) of Common Stock, par value $0.66 2/3 per share, of the Company (the “Common Stock”).
     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 901 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS Securities LLC (“UBS”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole

[1]	180 days for Lock-Up Letter Agreement entered into by Lite-On Semiconductor Corporation.

or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement[, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirm that he, she or it has been in compliance with terms of this Lock-Up Letter Agreement since the date hereof [,][or] (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof; , [or (d) any sale or offer pursuant to a plan existing on the date hereof that meets the requirements of Rule 10b5-1(c) promulgated pursuant to the Exchange Act.]]2
     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 901 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.
     If:
(1)	during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90[1]-day restricted period and ends on the last day of the 90[1]-day restricted period, the Company issues a earnings release or material news or a material event relating to the Company occurs; or
(2)	prior to the expiration of the 90[1]-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90[1]-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this paragraph will not apply if, within 3 days of the termination of the 901-day restricted period, the Company delivers to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively traded securities,” as defined in

[2]	Subsections (b) and (c) to be included in Lock-Up Letter Agreements entered into by the Company’s directors and officers only. Subsection (d) to be included in Lock-Up Letter Agreement entered into by Michael Giordano only.

Regulation M, 17 CFR 242.101(c)(1). Such notice shall be delivered in accordance with the Underwriting Agreement.
     If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,
By:
Name:
Title:

EXHIBIT B
OPINION OF SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
AS COUNSEL TO THE COMPANY AND THE SELLING STOCKHOLDER
     We have acted as special counsel to Diodes Incorporated, a Delaware corporation (the “Company”), and Lite-On Semiconductor Corporation, a corporation formed under the laws of the Republic of China (Taiwan) (the “Selling Stockholder”), in connection with the offering for sale to the underwriters named in Schedule A to the Underwriting Agreement referred to below (the “Underwriters”) of (i) an aggregate of 2,500,000 shares of the Common Stock, $0.66 2/3 par value per share, of the Company (the “Firm Shares”), of which 1,750,000 shares are to be issued and sold by the Company and 750,000 shares are to be sold by the Selling Stockholder pursuant to that certain Underwriting Agreement, dated as of September ___, 2005, by and among the Company, the Selling Stockholder and the Underwriters (the “Underwriting Agreement”) and (ii) up to 375,000 additional shares of the Common Stock of the Company (the “Additional Shares”), all of which would be sold by the Company, pursuant to the Underwriting Agreement, at the Underwriters’ option solely to cover over-allotments. This opinion is given to you pursuant to Sections 8(a) and (f) of the Underwriting Agreement. Unless defined herein, capitalized terms have the meanings given them in the Underwriting Agreement.
     As to matters of fact, we are relying upon the representations and warranties of all parties contained in the Underwriting Agreement, the Power of Attorney and the Custody Agreement (the “Transaction Documents”), the certificates of certain officers of the Company and the Selling Stockholder (the “Opinion Certificates”) and certificates and other communications of government officials, all without independent verification. In addition, we examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we assumed that the signatures on documents and instruments examined by us are authentic, that each is complete and what it purports to be, that all documents and instruments submitted to us as copies or facsimiles conform with the originals, and that the documents and instruments submitted to us have not been amended or modified since the date submitted.
     In our examination of documents, we further assumed (i) that each person or entity entering into such documents (other than the Company in connection with the Underwriting Agreement) had the power, legal competence and capacity to enter into and perform all of such party’s obligations thereunder, (ii) the due execution and delivery of such documents by each party thereto (other than the due execution and delivery of the Transaction Documents by the Company and the Selling Stockholder), (iii) the enforceability and binding nature of the obligations of the parties to such documents and (iv) performance on or before the time of purchase and the additional time of purchase, if any, by all parties of their obligations under the Transaction Documents to be performed on or before the time of purchase or the additional time of purchase, if any. We also assumed that there are no extrinsic agreements or understandings among the parties to the Transaction Documents or Contracts (as defined below) that would modify or interpret the terms of the Transaction Documents or Contracts or the respective rights or obligations of the parties thereunder.

     As used in this opinion, the expression “to our knowledge” or “known to us” with reference to matters of fact refers to the current actual conscious awareness of the attorneys within the firm who have rendered legal services in connection with the transactions covered by this opinion, or who have been involved in substantive legal representation of the Company since January 1, 2003. Except to the extent expressly set forth herein we have not undertaken any independent investigation to determine the accuracy or completeness of any such statement of fact, and no inference as to the accuracy or completeness of any such statement should be drawn from our representation of the Company or the Selling Stockholder or our rendering of the opinions set forth below.
     Based upon and subject to the foregoing and the qualifications and limitations set forth below, and except as set forth in the Prospectus and the Registration Statement, it is our opinion that:
     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver the Underwriting Agreement and to issue, sell and deliver the Shares as contemplated therein;
     (ii) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;
     (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;
     (iv) the Shares to be issued and sold by the Company have been duly authorized and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;
     (v) the Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable;
     (vi) the Company has an authorized and, to our knowledge, outstanding capitalization as set forth in the Registration Statement and the Prospectus; to our knowledge, all of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; all of the issued and outstanding shares of capital stock of the Company are free of statutory preemptive rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares are free of statutory preemptive rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability solely by reason of being such holders;
     (vii) to our knowledge, the Company is the holder of record of all the outstanding shares of capital stock of FabTech and, except as set forth in the Registration Statement and the Prospectus, such shares are not subject to any security interest, other encumbrance or adverse claim;
     (viii) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the heading “Description of capital stock;”
     (ix) to our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or the Exchange Act Documents (as defined below), that are not so described or filed.
     (x) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data or statistical data derived therefrom contained therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act; and the conditions to the use of Form S-3 have been satisfied; the documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules and other financial data or statistical data derived therefrom contained therein, as to which we express no opinion);
     (xi) the Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;
     (xii) no approval, authorization, consent or order of or filing with any U.S. federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares by the Company and consummation by the Company of the transactions contemplated by the Underwriting Agreement other than registration of the Shares under the Act (except we express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, or under the rules and regulations of the NASD);
     (xiii) the execution, delivery and performance of the Underwriting Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the certificate of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument, filed as an exhibit to the Registration Statement or to the Company’s most recent Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2005 and June 30, 2005 or the Current Reports on Form 8-K of the Company incorporated by reference in the Prospectus (collectively, the “Exchange Act Documents”), to which the Company is a party or by which it or its properties or assets may be bound or affected (the “Contracts”), or any U.S. federal or state law, regulation or rule or, to our knowledge, any decree, judgment or order applicable to the Company or any of its Subsidiaries;
     (xiv) to our knowledge, the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness) under (a) its certificate of incorporation or by-laws, (b) any Contract, or (c) any U.S. federal or state law, regulation or rule or any decree, judgment or order applicable to the Company, except in the case of clause (b), for such breaches, violations or defaults which would not have a Material Adverse Effect;
     (xv) to our knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;
     (xvi) to our knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of its directors or officers, in such person’s capacity as a director or officer, is a party or to which any of its properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;
     (xvii) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act;

     (xviii) the information in the Registration Statement and the Prospectus under the headings “Description of capital stock” and “Material U.S. tax consequences to non-U.S. holders,” insofar as such statements constitute a summary of documents or matters of law, and those statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;
     (xix) no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to us, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;
     (xx) the Underwriting Agreement, the Power of Attorney and the Custody Agreement have been duly executed and delivered by or on behalf of the Selling Stockholder;
     (xxi) the Selling Stockholder has obtained any authorization or approval required by U.S. federal or state law (other than those imposed by the Act and the securities or blue sky laws of certain states in the United States), to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided in the Underwriting Agreement;
     (xxii) upon the payment for and transfer of the Shares to be sold by the Selling Stockholder in accordance with the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to such Shares and no action based on an adverse claim may be asserted against the Underwriters;
     (xxiii) each of the Representatives of the Selling Stockholder has been duly authorized by the Selling Stockholder to execute and deliver on behalf of the Selling Stockholder the Underwriting Agreement and any other document necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by the Selling Stockholder;
     (xxiv) to our knowledge, the statements in the Prospectus under the caption “Principal and selling stockholders” insofar as such statements constitute a summary of the matters referred to therein present fairly the information called for with respect to such matters; and
     (xxv) under the laws of the State of New York relating to submission to jurisdiction, the Selling Stockholder, pursuant to Section 15 of the Underwriting Agreement, has (i) validly and irrevocably submitted to the personal jurisdiction of the courts of the State of New York located in the City and County of New York and the United States District Court for the Southern District of New York, in any action arising out of or related to the Underwriting Agreement, (ii) to the fullest extent permitted by law, validly and irrevocably waived any objection to the venue of a proceeding in any such court, and (iii) validly appointed CT Corporation System at its offices located at 111 Eighth Street, New York, New York 10021 as its authorized agent for the purpose described in Section 15 of the Underwriting Agreement; and service of process effected in the manner set forth in Section 15 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Selling Stockholder in any such action, provided notice thereof is given promptly to the Selling Stockholder.
     In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in enumerated paragraphs (vi), (viii) and (xviii) above), and have not made independent investigation of those statements, on the basis of the foregoing nothing has come to our attention that causes us to believe that the Registration Statement or any amendment thereto (including the Exchange Act Documents), at the time such Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Exchange Act Documents) or any supplement thereto at the date of such Prospectus or such supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and related notes and schedules and other financial data or statistical data derived therefrom included or incorporated by reference in or omitted from the Registration Statement or the Prospectus or any supplement or amendment thereto).
     In rendering the opinions set forth in paragraphs (i) and (ii) above as to the good standing of the Company and as to qualification by it to do business as a foreign corporation, we relied without independent verification exclusively on the Opinion Certificates and certificates of public officials.
     In connection with the opinion in paragraph (vi) above relating to the capitalization of the Company, we draw your attention to (i) the fact that the articles of incorporation of Diodes Incorporated, a California corporation, contained preemptive rights and (ii) the information contained in the Prospectus under the heading “Risk factors — Our early corporate records are incomplete. As a result we may have difficulty assessing and defending against claims relating to rights to our common stock purporting to arise during periods for which our records are incomplete.”

     In rendering the opinion set forth in paragraph (xi) above relating to the effectiveness of the Registration Statement, we relied exclusively on the oral representation of the Commission obtained on September ___, 2005.
     In rendering the opinion set forth in paragraph (xvi) above, please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its directors or officers.
     In rendering the opinion set forth in paragraph (xxii) above, we have assumed that (i) The Depository Trust Company (“DTC”) is a “securities intermediary” as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC, (ii) the Shares to be sold by the Selling Stockholder are registered in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing those Shares, (iii) DTC indicates by book entries on its books that security entitlements with respect to the Shares to be sold by the Selling Stockholder have been credited to the Underwriters’ securities accounts and (iv) the Underwriters are purchasing the Shares to be sold by the Selling Stockholder without notice of any adverse claim (within the meaning of the New York UCC).
     In rendering the opinions set forth in paragraph (xx) and (xxiii), we have relied without independent investigation exclusively on (i) the Power of Attorney and assumed that each of the certifications, representations and warranties made by the Selling Stockholder therein are true and correct as if made on the date hereof and (ii) the legal opinion to you of Huang & Partners Law Offices, special counsel to the Selling Stockholder, to the effect that the Transaction Documents have been duly executed and delivered by or on behalf of the Selling Stockholder and each of the Representatives of the Selling Stockholder has been duly authorized to execute and deliver on behalf of the Selling Stockholder the Transaction Documents.
     In addition to the foregoing, the opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions:
     1. We assumed that no party to the Underwriting Agreement will in the future take any discretionary action (including a decision not to act permitted by the Underwriting Agreement) that would cause the performance of the Underwriting Agreement to violate any applicable law, statute, rule or regulation; constitute a violation or breach of or default under any of the Contracts; or require an order, consent, permit or approval to be obtained from any government authority.
     2. We express no opinion as to compliance with any federal or state antitrust statutes, rules or regulations, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     3. We express no opinion as to whether the members of the Board of Directors of the Company have complied with their fiduciary duties in connection with the authorization and performance of the Transaction Documents, and the transactions contemplated thereby.

     4. We express no opinion as to matters governed by any laws other than the laws of the State of New York, the corporate law of the State of Delaware or the federal law of the United States of America. We express no opinion as to the laws of any other jurisdiction nor as to the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. We express no opinion as to whether the laws of any jurisdiction are applicable to the Transaction Documents or the transactions contemplated thereby.
     5. We express no opinion as to matters governed by federal and state laws and regulations governing: usury; broker-dealers, investment companies (except as set forth in paragraph (xvi)), and investment advisers; insurance; labor, employment (including, but not limited to, the Americans with Disabilities Act) and pension and employee benefits; antitrust and unfair competition; escheat; health and safety, environmental protection and hazardous substances; taxation (except as set forth in paragraph (xviii) above); or patents, copyrights, trademarks, trade names and other intellectual property rights.
     This opinion is rendered as of the date first written above solely for your benefit in connection with the Underwriting Agreement and may not be relied on by you for any other purpose, or relied upon by, or furnished to, any other person without our prior written consent in each instance. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Selling Stockholder. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

EXHIBIT C
OPINION OF BLACKWELL SANDERS PEPER MARTIN LLP
SPECIAL COUNSEL TO FABTECH
     We have acted as counsel for FabTech Incorporated, a Delaware corporation (the “Client”) in connection with the transactions (collectively, the “Transaction”) contemplated under that certain Underwriting Agreement dated as of September ___, 2005 (the “Underwriting Agreement”) among Diodes Incorporated (“Diodes”), and Lite-On Semiconductor Corporation as selling stockholder, and UBS Securities LLC, A.G. Edwards & Sons, Inc., C.E. Unterberg, Towbin, LLC, Raymond James & Associates, Inc. and WR Hambrecht + Co, LLC, as representatives of the Underwriters named in Schedule A to the Underwriting Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.
     Section 1. In rendering this opinion we have examined the following documents:
     1. The Underwriting Agreement;
     2. The Registration Statement;
     3. The Prospectus; and
     4. The certificate dated September ___, 2005 of the Client (the “Client Certificate”) attached hereto;
     The documents identified in Items 1-3 are referred to herein as the “Transaction Documents.”
     In rendering the following opinions, as to factual matters that affect our opinions, we have, with your approval, relied on (and assumed the accuracy of) certificates, statements and other representations of the Client and others including certificates of public officials (the “Public Documents”). We have also reviewed the organizational documents of the Client, including its Certificate of Incorporation and Bylaws.
     Section 2. Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:
          2.1. The Client is a corporation organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business, as they are described in the Registration Statement and Prospectus.
          2.2. The Client is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its property or the conduct of its business, as described in the Registration Statement and Prospectus, requires such qualification except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.
          2.3. To our knowledge, there is no action, suit, litigation, proceeding, inquiry or investigation at law or in equity or by or before any judicial or administrative court, public agency, body or other entity, pending or, threatened against or affecting the Client; or property or assets of the Client, which are required to be described in the Registration Statement or Prospectus, but are not so described.
          2.4 The execution, delivery and performance of the Underwriting Agreement by Diodes, the issuance and sale of the Shares by Diodes and the consummation by Diodes of the transactions contemplated thereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the Certificate of Incorporation or By-laws of the Client, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument filed as an exhibit to the Registration Statement or Diodes’ most recent Annual Report on Form 10-K, Diodes’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 or other current Reports on Form 8-K of Diodes incorporated by reference in the Prospectus, to which the Client is a party or by which it or any of its properties or assets may be bound or affected which have been identified in the Client Certificate or any decree, judgment or order applicable to the Client which has been identified in the Client Certificate.
          2.5. All of the outstanding shares of capital stock of the Client have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement and the Prospectus, are owned by Diodes, and to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Client are outstanding;
     Section 3. Our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations, set forth in this letter, including the following:
          3.1. We express no opinion as to any laws other than the federal laws of the United States, the laws of the state of Missouri and the General Corporation Law of the State of Delaware. We express no opinion as to the effect on the transaction of local law which shall include charters, ordinances, administrative opinions and rules and regulations of cities, counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level).
          3.2. With respect to the opinion in Paragraph 2.5, our investigation has been limited solely to a review of Client’s Certificate of Incorporation and Bylaws, and copies of the minutes of the Client’s Board of Directors, stock ledger and stock transfer book (the “Client Documents”) furnished to us by the Client. We have assumed that the Client Documents are true, accurate and complete, accurately reflect the actions they purport to evidence, and that any consideration for stock issued by the Client was in fact duly paid and received.
          3.3. As to matters of fact, we have assumed all representations of the Client and the other parties in the Transaction Documents are true. When an opinion is stated to be “to our knowledge” or other words of similar import appear, the language refers to the actual knowledge of the attorneys within our firm who have rendered legal services in connection with our preparation of this opinion or who have been involved in substantive legal representation of the Client and does not indicate or imply any investigation or inquiry, of the Client or others, on our part except as otherwise expressly stated.
          3.4 We express no opinion with respect to the application or effect of the securities or environmental laws, regulations or codes of the State of Missouri or any other jurisdiction, except as set forth in Paragraph 2.3.
          3.5 Our review of the Registration Statement and Prospectus was limited in its entirety to those portions of the Registration Statement and Prospectus describing the properties and the business of the Client, and only to the extent necessary to provide the opinion in Paragraph 2.1. No further opinion with regard to the Registration Statement or Prospectus is expressed.
          3.6. This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. Unless otherwise stated herein, we have made no independent investigation regarding factual matters. This opinion is based solely on the state of the law as of the date of this opinion, and we specifically disclaim any obligation to monitor any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein.
     This opinion is rendered solely for your benefit and the benefit of your counsel, in connection with the Transaction and may not be released to or relied upon by any other person or for any other purpose without our prior written consent.

EXHIBIT D
OPINION OF SHANGHAI DUAN & DUAN LAW FIRM
SPECIAL CHINA COUNSEL TO THE COMPANY
     We have acted as special China counsel for Diodes Incorporated (the “Company”) and its subsidiaries Shanghai KaiHong Electronics Co., Ltd. and Shanghai KaiHong Technology Electronic Co., Ltd., limited liability companies organized under the laws of the People’s Republic of China (the “Subsidiaries”) in connection with the Underwriting Agreement dated September ___, 2005 among the Company, Lite-On Semiconductor Corporation, a Taiwanese corporation, and UBS Securities LLC, A.G. Edwards & Sons, Inc., C.E. Unterberg, Towbin, LLC, Raymond James & Associates, Inc. and WR Hambrecht + Co, LLC as representatives of the underwriters named therein (the “Agreement”) relating to the issuance and sale of an aggregate of 2,500,000 shares of common stock, par value U.S.$0.66-2/3 per share, of the Company. Capitalized terms used in this opinion as defined terms which are not otherwise defined herein but which are defined in the Agreement shall have the same meanings herein as are given to them in the Agreement.
     In rendering this opinion, we have conducted investigations in and collected documents from the relevant administrations of industry and commerce in charge of registration of the Subsidiaries respectively. In examinations of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons who have executed any documents, the authenticity of all original documents, and the conformity to original documents of all documents as copies. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Subsidiaries and have made such other investigations, as we have deemed relevant and necessary, in connection with the opinions hereinafter set forth.
     Based upon the foregoing, we are of the opinion as follows:
     (i) each of the Subsidiaries has been duly organized and is validly existing in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in their business licenses issued by the Administration of Industry and Commerce of the People’s Republic of China (each, a “Business License”);
     (ii) each of the Subsidiaries is duly qualified to do business as a Chinese corporation and each of the Subsidiaries has taken all necessary action to ensure that they can validly conduct their business in all jurisdictions that they currently do business in. To our knowledge there are no restrictions or prohibitions imposed on the Subsidiaries under any jurisdiction which prevent them from doing business in such jurisdictions;

     (iii) all of the registered capital of each of the Subsidiaries has been duly approved, is fully paid and nonassessable and is 95% owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim; and to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of the registered capital or ownership interests in the Subsidiaries are outstanding;
     (iv) the execution, delivery and performance of the Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby do not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the Business License or articles of association of either of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which either of the Subsidiaries is a party or by which either of them or any of their respective properties or assets may be bound or affected, or any law of the People’s Republic of China, regulation or rules of state or local governments, or any decree, judgment or order applicable to either of the Subsidiaries;
     (v) to our knowledge, neither of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person action on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective Business License or articles of association, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which either of the Subsidiaries is a party or by which either of them or any of their respective properties or assets may be bound or affected, or any law of the People’s Republic of China, regulation or rules of state or local governments, or any decree, judgment or order applicable to either of the Subsidiaries;
     (vi) to our knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which either of the Subsidiaries or any of their respective directors or officers is a party or to which any of their respective properties or assets is subject at law, before or by any national, provincial or local governmental or regulatory commission, board, body, authority or agency of the People’s Republic of China; and
     (vii) the information in the Registration Statement and the Prospectus under the heading “Risk factors — We may not continue to receive preferential tax treatment in China, thereby increasing our income tax expense and reducing our net income.” and “Management’s discussion and analysis of financial condition and results of operations — Overview — Financial operations overview — Income tax provision,” insofar as such statements constitute a summary of Chinese tax laws and applicable tax rates related to each Subsidiary, they are accurate and fair statements of such information and to our knowledge the Subsidiaries’ activities of paying taxes are not so far challenged by related Chinese tax authorities.
     We are admitted to practice only in the People’s Republic of China and express no opinion as to matters governed by any laws other than the laws of the People’s Republic of China.
     This opinion is given as of the date hereof and is expressly limited to the matters stated herein. No opinion is implied or may be inferred beyond what is expressly stated in this letter. We disclaim any duty to supplement this opinion by reason of any change occurring after the date hereof in law or facts.
     This opinion is rendered solely for your benefit and solely in connection with the closing of the transaction contemplated by the Agreement; it may not be relied upon by you for any other purpose, nor may it be furnished to, quoted to or relied upon by any other person or entity.

EXHIBIT E
OPINION OF HUANG & PARTNERS LAW FIRM
SPECIAL TAIWAN COUNSEL TO THE COMPANY
     We have acted as special Republic of China (Taiwan) (“Taiwan”) counsel for Diodes Incorporated (the “Company”) and its subsidiary DII Taiwan Corporation Limited (“Diodes-Taiwan”), a corporation organized under the laws of the Taiwan, in connection with the Underwriting Agreement, dated September ___, 2005, among the Company, Lite-On Semiconductor Corporation, a Taiwanese corporation, and UBS Securities LLC, A.G. Edwards & Sons, Inc., C.E. Unterberg, Towbin, LLC, Raymond James & Associates, Inc. and WR Hambrecht + Co., LLC as representatives of the underwriters named therein (the “Agreement”) relating to the issuance and sale of an aggregate of 2,500,000 shares of common stock, par value U.S.$0.66-2/3 per share, of the Company. Capitalized terms used in this opinion as defined terms, which are not otherwise defined herein, shall have the same meanings herein as are given to them in the Agreement. This opinion is being delivered to you in connection with the Agreement.
     (i) Diodes-Taiwan has been duly organized and is validly existing in good standing under the laws of Taiwan, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;
     (ii) Diodes-Taiwan is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;
     (iii) All of the outstanding shares of capital stock of Diodes-Taiwan have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement and the Prospectus, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim; and to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in Diodes-Taiwan are outstanding;
     (iv) The execution, delivery and performance of the Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) Diodes-Taiwan’s business license issued by the Department of Commerce of the Ministry of Economy of Taiwan (the “Business License”) or the articles of association of Diodes-Taiwan, or any indenture, mortgage, deed of trust, bank loan or credit

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agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which Diodes-Taiwan is a party or by which it or any of its properties or assets may be bound or affected, or any federal, state or local law, regulation or rule of Taiwan, or any decree, judgment or order applicable to it;
     (v) To our knowledge, Diodes-Taiwan is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its Business License or articles of association, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which Diodes-Taiwan is a party or by which it or any of its properties or assets may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to Diodes-Taiwan; and
     (vi) To our knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which Diodes-Taiwan or any of its directors or officers is a party or to which any of its properties or assets is subject at law or in equity, before or by any federal, state or local governmental or regulatory commission, board, body, authority or agency of Taiwan.
     We are admitted to practice only in the Republic of China (Taiwan) and express no opinion as to matters governed by any laws other than the laws of the Republic of China (Taiwan).
     This opinion is given as of the date hereof and is expressly limited to the matters stated herein. No opinion is implied or may be inferred beyond what is expressly stated in this letter. We disclaim any duty to supplement this opinion by reason of any change occurring after the date hereof in law or facts.
     This opinion is rendered solely for your benefit and solely in connection with the closing of the transaction contemplated by the Agreement; it may not be relied upon by you for any other purpose, nor may it be furnished to, quoted to or relied upon by any other person or entity.

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EXHIBIT F
OPINION OF PATRICK K.M. LAM & CO.
SPECIAL HONG KONG COUNSEL TO THE COMPANY
     We have acted as special Hong Kong counsel for Diodes Incorporated (the “Company”) and its subsidiary for Diodes Hong Kong Limited, a company organized under the laws of Hong Kong (“Diodes Hong Kong”) in connection with the Underwriting Agreement dated September ___, 2005 among the Company, Lite-On Semiconductor Corporation, a Taiwanese corporation, and UBS Securities LLC, A.G. Edwards & Sons, Inc., C.E. Unterberg, Towbin, LLC, Raymond James & Associates, Inc. and WR Hambrecht + Co, LLC as representatives of the underwriters named therein (the “Agreement”) relating to the issuance and sale of an aggregate of 2,500,000 shares of common stock, par value U.S.$0.66-2/3 per share, of the Company. Capitalized terms used in this opinion as defined terms which are not otherwise defined herein but which are defined in the Agreement shall have the same meanings herein as are given to them in the Agreement. This opinion is being delivered to you in connection with the Agreement, we opine that:-
     1. Diodes Hong Kong has been duly organized and is validly existing in good standing under the laws of Hong Kong, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;
     2. Diodes Hong Kong is duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;
     3. All of the issued and outstanding shares of capital stock of Diodes Hong Kong have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement and the Prospectus, are owned by Diodes Incorporated (“the Company”), in each case subject to no security interest, other encumbrance or adverse claim; and to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in Diodes Hong Kong are outstanding;
     4. The execution, delivery and performance of the Underwriting Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the charter or by-laws (or equivalent constitutive documents) of Diodes Hong Kong, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which Diodes Hong Kong is a party or by which it or any of its properties or assets may be bound or affected,

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or any federal, state or local law, regulation or rule of Hong Kong, or any decree, judgment or order applicable to it;
     5. To our knowledge, Diodes Hong Kong is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its charter or by-laws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which Diodes Hong Kong is a party or by which it or any of its properties or assets may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to it; and
     6. To our knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which Diodes Hong Kong or any of its directors or officers is a party or to which any of its properties or assets is subject at law or in equity, before or by any federal, state or local governmental or regulatory commission, board, body, authority or agency of Hong Kong.
     We are admitted to practice only in Hong Kong and express no opinion as to matters governed by any laws other than the laws of the Hong Kong.
     This opinion is given as of the date hereof and is expressly limited to the matters stated herein. No opinion is implied or may be inferred beyond what is expressly stated in this letter. We disclaim any duty to supplement this opinion by reason of any change occurring after the date hereof in law or facts.
     This opinion is rendered solely for your benefit and solely in connection with the closing of the transaction contemplated by the Agreement; it may not be relied upon by you for any other purpose, nor may it be furnished to, quoted to or relied upon by any other person or entity.

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EXHIBIT G
OPINION OF HUANG & PARTNERS LAW FIRM
SPECIAL TAIWAN COUNSEL TO THE SELLING STOCKHOLDER
     We have acted as special Republic of China (Taiwan) (“Taiwan”) counsel for Lite-On Semiconductor Corporation (the “Selling Stockholder”), a corporation organized under the laws of the Taiwan, in connection with the Underwriting Agreement, dated [__________________], 2005, among Diodes Incorporated, a Delaware corporation, the Selling Stockholder and UBS Securities LLC, A.G. Edwards & Sons, Inc., C.E. Unterberg, Towbin, LLC, Raymond James & Associates, Inc. and WR Hambrecht + Co, LLC as representatives of the underwriters named therein (the “Agreement”) relating to the issuance and sale of an aggregate of 2,500,000 shares of common stock, par value U.S.$0.66-2/3 per share (the “Common Stock”), of the Company, including the sale of 750,000 shares of Common Stock by the Selling Stockholder. Capitalized terms used in this opinion as defined terms, which are not otherwise defined herein, shall have the same meanings herein as are given to them in the Agreement. This opinion is being delivered to you in connection with the proposed Agreement.
     (i) The Selling Stockholder has been duly organized and is validly existing as a corporation in good standing under the laws of Taiwan, with full corporate power and authority to own, lease and operate its properties and conduct its business in Taiwan;
     (ii) The Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;
     (iii) The Selling Stockholder is, and at the time of purchase will be, the lawful owner of the Shares to be sold by the Selling Stockholder pursuant to this Agreement, free and clear of all security interests, mortgages, pledges, liens and encumbrances and has full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by United States Federal and state securities laws), to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided in the Agreement;
     (iv) Each of the Representatives of the Selling Stockholder has been duly authorized by the Selling Stockholder to execute and deliver on behalf of the Selling Stockholder the Agreement and any other document necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by the Selling Stockholder;
     (v) The execution, delivery and performance of the Agreement by the Selling Stockholder, the sale of the Shares by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated thereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the Selling Stockholder’s business license (issued by the Department of Commerce of the Ministry of Economy of Taiwan) or the articles of association of the Selling Stockholder, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Selling Stockholder is a party or by which it or any of its properties or assets may be bound or affected, or any Taiwan state or local law, regulation or rule or any decree, judgment or order applicable to the Selling Stockholder;
     (vi) There is no tax, duty, levy, impost, deduction, charge or withholding imposed on, or to such counsel’s knowledge, pending or proposed by Taiwan or any political subdivision or taxing authority thereof or therein or any federation or organization or similar entity of which Taiwan is a member to the Underwriters in the capacity of taxpayers on or by virtue of the Selling Stockholder’s execution, delivery, performance or enforcement of the Agreement or any document to be furnished thereunder;
     (vii) The submission by the Selling Stockholder to the jurisdiction of the New York State, and U.S. federal, courts specified in Section 15 of the Agreement constitute valid and legally binding obligations of the Selling Stockholder, and service of process effected in the manner set forth in Section 15 of the Agreement, assuming validity under the laws of the State of New York, will be effective to confer valid personal jurisdiction over the Selling Shareholder under the laws of Taiwan; and
     (viii) The Agreement is in proper legal form for enforcement against the Selling Stockholder in Taiwan. To ensure the legality, validity, enforceability or admissibility in evidence of the Agreement in Taiwan, it is not necessary that it be filed or recorded or enrolled with any court or authority in Taiwan or that any stamp, registration or similar tax be paid in Taiwan, other than court costs, including filing fees and deposits to guarantee judgment required by Taiwanese law and regulations. Any Underwriter in respect of the Agreement is entitled to sue as plaintiff in the Taiwanese courts for the enforcement of its respective rights against the Selling Stockholder.
     We are admitted to practice only in the Republic of China (Taiwan) and express no opinion as to matters governed by any laws other than the laws of the Republic of China (Taiwan).
     This opinion is given as of the date hereof and is expressly limited to the matters stated herein. No opinion is implied or may be inferred beyond what is expressly stated in this letter. We disclaim any duty to supplement this opinion by reason of any change occurring after the date hereof in law or facts.
     This opinion is rendered solely for your benefit and solely in connection with the closing of the transaction contemplated by the Agreement; it may not be relied upon by you for any other purpose, nor may it be furnished to, quoted to or relied upon by any other person or entity.

EXHIBIT H
OFFICERS’ CERTIFICATE
     Each of Keh-Shew Lu, President and Chief Executive Officer, and Carl C. Wertz, Chief Financial Officer, Secretary and Treasurer of Diodes Incorporated, a Delaware corporation (the “Company”) does hereby certify on behalf of the Company as follows:
1.	I have reviewed the Registration Statement and the Prospectus.

2.	The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.	The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4.	The conditions set forth in paragraphs (k) and (l) of Section 8 of this Agreement have been met.

5.	The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement.
     IN WITNESS WHEREOF, I have signed this certificate on behalf of the Company.

Dated: _______________, 2005
	Name:	Keh-Shew Lu
	Title:	President and Chief Executive Officer

	Name:	Carl Wertz
	Title:	Chief Financial Officer, Secretary and Treasurer

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